UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2007

PLANETLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation or organization)

000-31763	58-2466623
(Commission File Number)	(IRS Employer Identification No.)

1415 Bookhout Drive	30041
Cumming, Georgia	(Zip Code)
(principal executive offices)

(678) 455-7075
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

Effective as of October 25, 2007, the Registrant has entered into a Letter of Intent setting forth certain understandings between Pluginz, LLC and the Registrant and the wholly-owned subsidiary of the Registrant Planettraks, Inc., with respect to the acquisition of 100% of the capital stock of DnC Multimedia, Inc.  The closing date will be within 14 days from October 25, 2007, unless mutually extended in writing.  The Registrant and DnC intend promptly to reach a written definitive agreement, the execution of which would be subject to the approval of the Registrant’s board of directors, containing comprehensive representations, warranties, identities, conditions and agreements by DnC and the Registrant.  It is anticipated that the definitive agreement will be completed by the proposed closing date, unless an extension is granted and submitted to each party in writing.

A copy of the Letter of Intent is attached to this report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Identification of Exhibit
10.1
Letter of Intent setting forth certain understandings between Pluginz, LLC and Planettraks, Inc. and Planetlink Communications, Inc. with respect to the acquisition of 100% of the capital stock of DnC Multimedia, Inc, dated October 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2007.	PLANETLINK COMMUNICATIONS, INC.

	By	/s/ M. Dewey Bain
M. Dewey Bain, President

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